                                                                   EXHIBIT 10.15

                      SECOND OMNIBUS AMENDMENT AGREEMENT

          THIS SECOND OMNIBUS AMENDMENT AGREEMENT (this "Agreement") is made this 29th day of February, 2000 by and between CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation ("Choice"), and SUNBURST HOSPITALITY CORPORATION, a Delaware corporation ("Sunburst").

          WHEREAS, in connection with the spin-off of Choice by Sunburst (the "Spin-off"), Choice and Sunburst entered into a Strategic Alliance Agreement (the "Strategic Alliance Agreement") dated October 15, 1997 pursuant to which, among other things, the parameters of the operating relationship between Choice and Sunburst with regard to matters of mutual interest are set forth;

          WHEREAS, in connection with the Spin-off, Choice and Sunburst also entered into a Noncompetition Agreement dated October 15, 1997 (the "Noncompetition Agreement");

          WHEREAS, in connection with the Spin-off, Choice and Sunburst entered into a Distribution Agreement dated October 15, 1997 pursuant to which, among other things, Choice agreed to loan to Sunburst $115,000,000 which was evidenced by a subordinated note (the "Term Note") with an aggregate principal amount of $115,000,000 and a maturity date of five years;

          WHEREAS, the Strategic Alliance Agreement contains a form of Franchising Agreement (the "Franchising Agreement") as Exhibit A to be entered
                                                       ---------
into by and between Choice and Sunburst whenever Choice is to brand any hotel or lodging property of any kind that Sunburst develops or acquires and intends to franchise during the term of the Strategic Alliance Agreement;

          WHEREAS, Choice and Sunburst have entered into numerous franchising agreements substantially in the form of the Franchising Agreement;

          WHEREAS, Choice and Sunburst entered into an Omnibus Amendment Agreement (the "First Omnibus Amendment Agreement" and, together with this Agreement, the Strategic Alliance

Agreement, the Noncompetition Agreement, the Term Note and the franchising agreements entered into between Franchising and Realco prior to, on or after the date hereof, the "Transaction Documents") dated December 28, 1998, pursuant to which, among other things, Choice and Sunburst agreed to amend the Strategic Alliance Agreement, the Term Note and the aforementioned franchising agreements;

          WHEREAS, Choice and Sunburst desire to further amend the Strategic Alliance Agreement, the aforementioned franchising agreements and the Term Note; and

          WHEREAS, Choice and Sunburst desire to terminate the Noncompetition Agreement;

          NOW, THEREFORE, Choice and Sunburst agree as follows:

                                  ARTICLE ONE


                   AMENDMENTS TO STRATEGIC ALLIANCE AGREEMENT
                           AND FRANCHISING AGREEMENTS

          Section 1.1.  Definitions.  Any capitalized term used within this
                        -----------
Article One and not defined within this Agreement, will have the meaning ascribed to such term in the Strategic Alliance Agreement.

          Section 1.2.  Term.  Section 2.1 of the Strategic Alliance Agreement
                        ----
is hereby amended and restated as follows:

          This Agreement shall go into effect on the date of the Distribution (the "Effective Date") and shall continue in force until October 15, 2002 (the "Expiration Date"), except for Section 7.2 and Sections 1.6 and 1.7 of the Second Omnibus Amendment Agreement which shall survive so long as any franchising agreements between Realco and Franchising are in effect. This Agreement may be renewed upon the mutual consent of the Parties.

          Section 1.3.  Elimination of Right to First Refusal in Strategic
                        --------------------------------------------------
Alliance Agreement.  The Strategic Alliance Agreement is hereby amended such
------------------
that Sections 3.2, 3.3, 3.4, 3.5 and 3.6 are deleted in their entirety and the following new Section 3.2 is hereby inserted as follows:

          3.2 Until the Expiration Date, Realco shall give Franchising written notice at least fourteen days prior to executing a franchise application with a third party with respect to the franchising of a hotel or lodging property. Such written notice shall include a summary term sheet of the proposed arrangement with the third party. Franchising shall have the opportunity to present Realco with a plan to brand the hotel or lodging property with one of its brands provided that Realco shall have no obligation to enter into an agreement with Franchising to use any of its brands on the hotel or lodging property.

          Section 1.4.  Development.  Section 4 of the Strategic Alliance
                        -----------
Agreement is hereby amended and restated in its entirety as follows:

          4.  Development
              -----------

          4.1. Realco and Franchising are currently in the midst of a program under which Realco has developed the twenty-one MainStay Suite Hotels listed on Appendix I to the Second Omnibus Amendment Agreement and which
               ----------
     are franchised by Franchising. Realco agrees that it will continue to develop at least four additional MainStay Suite Hotels so that it will have opened and continue to operate no fewer than a total of twenty-five MainStay Suite Hotels prior to the Expiration Date (the "MainStay Quota"). For purposes of Sections 4.1 and 4.2, the following shall be included in the MainStay Quota notwithstanding Realco's transfer of such hotels prior to the Expiration Date:

          (a) The three MainStay Suites properties (the "Put Call Properties") which are subject to a Put Call Agreement between Realco and Franchising;

          (b)  The two MainStay Suites properties identified in Appendix III to
                                                                ------------
     the Second Omnibus Amendment Agreement; and

          (c) Any MainStay Suite property sold, transferred or conveyed by Realco if such property is relicensed by the new owner or transferee as a MainStay Suites under market terms acceptable to Franchising.


          4.2. Until the MainStay Suite Hotels subject to the MainStay Quota are Developed(as defined below), expenditures by Realco (or any of its subsidiaries or affiliates) of cash or other assets, or agreements, understandings or commitments for the same (whether binding, contingent, conditional or otherwise), in connection with or related to the development of any hotel or lodging property other than a MainStay Suite Hotel, including without limitation, by way of acquisition of any property or any capital stock (but excluding a stock for stock acquisition or merger) or assets of any person or entity that directly or indirectly owns, operates or manages a hotel or lodging property (collectively, "Hotels Expenditures") shall not exceed the aggregate amount spent by Realco in connection with or related to the development of MainStay Suite Hotels (collectively, "MainStay Expenditures"). The ratio of Hotel Expenditures to MainStay Expenditures shall be measured on a bi-annual, cumulative aggregate basis. Within thirty days after the end of such bi-annual period, Realco will deliver to Franchising a statement detailing (i) all Hotel Expenditures made by Realco during such period, (ii) all MainStay Expenditures made by Realco during such period, and (iii) outstanding agreements, understandings and commitments for the same. "Developed" shall mean either: (i) that, on or before April 15, 2001, three of the remaining four MainStay Suites to be built to satisfy the MainStay Quota are open and operating and the fourth has commenced construction; or (ii), if the conditions of clause (i) are not satisfied, then all four of the remain-ing MainStay Suites to be built to satisfy the MainStay Quota are open and operating.

          Section 1.5.  Dispute and MainStay Brand Issues Resolution.  The
                        --------------------------------------------
Strategic Alliance Agreement is hereby amended by retitling Section 7 as "Dispute and Brand Issue Resolution" and amending and restating Sections 7.1 and
7.2 in their entitety as follows:

          7.1. Realco and Franchising agree to use their commercially reasonable best efforts to address the brand issues identified on Appendix
                                                                       --------
     II to the Second Omnibus Amendment Agreement within the time frames set
     --
     forth therein. Realco and Franchising agree to use their commercially reasonable best efforts to have their respective designated representatives meet once every two weeks for six months from February 15, 2000 to discuss ongoing matters with respect to the MainStay Suite Hotel brand. At the end of the initial six month period, either party may require such bi-weekly meetings to continue for an additional six month period and then once a month for the following year. The representatives shall be the Executive Vice President, Franchise Operations and the Senior Vice President, Marketing for Franchising and the Chief Executive Officer for Realco.

          7.2.  Arbitration.  Notwithstanding anything contained in the
                -----------
     Transaction Documents to the contrary, any claim arising out of or related to any of the Transaction Documents, which has not been resolved by mutual agreement of the parties after a written notice of the claim by the complaining party to the other party and a forty-five (45) day negotiation period in which the Parties try to resolve the claim, shall be finally settled by arbitration. Such arbitration shall be conducted in Bethesda, Maryland in accordance with the Commercial Rules of the American Arbitration Association then in effect, as modified or supplemented herein, or as the parties mutually agree otherwise. Notwithstanding the rules of the arbitral body, the Parties hereto agree (a) that any arbitration shall be presided over by a single arbitrator, who shall have been ad-mitted to the practice of law, and be in good standing or on retirement status in any of the fifty United States or the District of Columbia and have experience in hotel franchise matters, (b) that the arbitrator shall base his decision on the facts as presented into evidence, and (c) that the arbitrator shall prepare a written memorandum of decision setting forth the findings of fact and conclusions of law. The arbitrator shall be selected by the Parties. If they cannot agree on such selection within a thirty (30) day period, they shall ask the American Arbitration Association to appoint an arbitrator. The decision of the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction. Any claim for relief made pursuant to this Agreement shall be made within one (1) year from the date upon which the claim arose. All costs of the arbitration shall be borne by the Party determined to be the losing Party by the arbitrator. For purposes of determining the prevailing and losing Party, the arbitrator may consider offers of settlement by either Party, or both of them. The Circuit Court of Montgomery County, Maryland shall have exclusive jurisdiction to enforce this arbitration provision, for injunctive relief in and of arbitration and for enforcement of any arbitration award.

          Section 1.6.  Liquidated Damages Provision in Franchising Agreements.
                        ------------------------------------------------------
Notwithstanding Section 3.1 of the Strategic Alliance Agreement and with reference to Section 1.3 of the First Omnibus Amendment Agreement, as long as Sunburst has not defaulted under the Term Note:

          (a) Notwithstanding the terms of any and all franchising agreements entered into prior to, on or after the date hereof by and between Choice and Sunburst (or any of their respective predecessors or affiliates) related to the twenty-five MainStay Suite Hotels subject to the MainStay Quota, Sunburst agrees that it shall not reflag any such MainStay Suite Hotel, through a sale or otherwise (except as provided in the Put Call Agreement), or seek termination of any such franchising agreement or fail to enter into a franchising agreement for any such hotels or allow any other brand to be flagged to any such hotel prior to October 15, 2002; provided, however, Sunburst may: (i) reflag, or permit the reflagging of,
     --------  --------
     up to two of the properties so identified on Appendix III to the Second
                                                  ------------
     Omnibus Amendment Agreement during such three year period or thereafter; and (ii) sell, transfer or convey any such MainStay Suites hotel if such property is relicensed by the new owner or transferee as a MainStay Suites under market terms acceptable to Choice. Upon an event specified in clause
     (i) or (ii) of the preceding sentence, Choice shall terminate the respective franchise agreements and waive any claim for damages against Sunburst caused by such reflagging, sale, transfer or termination including the obligation to pay liquidated damages. After October 15, 2002, Sunburst may reflag, or permit the reflagging of, any MainStay Suite Hotels and terminate any such franchising agreement and Choice shall waive any claim against Sunburst for damages caused by such reflagging or termination, including liquidated damages, if (x) Sunburst gives thirty days prior written notice to Choice and (y) Sunburst pays Choice $100,000 as a termination fee for each MainStay Suites Hotel, other than the two properties referred to in clause (i) above, that is to be reflagged or for which the franchising agreement is to be terminated. Choice and Sunburst acknowledge that if any or all of the Put Call Properties are transferred pursuant to the Put Call Agreement, that Choice shall terminate the respective franchise agreements and shall waive any claim against Sunburst for damages, including liquidated damages. Choice and Sunburst agree that irreparable damage would occur in the event any of the provisions of this
     Section 1.6(a) were not performed in accordance with the terms hereof and that Choice's remedy at law for any breach of Sunburst's obligations hereunder would be inadequate. Sunburst agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damage.

          (b) Choice and Sunburst acknowledge that the reference in Section 1.3 of the First Omnibus Amendment Agreement to the liquidated damages provision applicable to Sleep Inn franchise agreements is intended as a termination fee such that Sunburst has the right at any time on or after February 29, 2000 to terminate any such Sleep Inn franchise agreements upon payment to Choice of $100,000 per agreement and Choice shall waive any claim against Sunburst for damages caused by such termination, including liquidated damages.

          (c) Choice and Sunburst acknowledge that pursuant to Section 1.3 of the First Omnibus Amendment Agreement, if Sunburst reflags a hotel or lodging property that is neither a Sleep Inn nor MainStay Suite Hotel and that hotel or lodging property is not sold by Sunburst within three years from the date it was flagged with a non-Choice brand, then on such third anniversary Sunburst shall pay Choice $100,000 in liquidated damages for each such reflagged hotel or lodging property and Choice shall waive any claim against Sunburst for damages caused by such reflagging, including liquidated damages.

          Section 1.7.  Franchise Fee Credits.  Notwithstanding anything
                        ---------------------
contained in any MainStay Suites franchising agreements entered into prior to, on or after the date hereof by and between Choice and Sunburst (or any of their respective predecessors or affiliates) Section 4 of each franchising agreement is hereby amended to add new subsections as follows:

          (h) On the date hereof Franchising shall establish an account to serve as a mechanism for administering the Shortfall Balance, as defined in and pursuant to this Section 4. The initial amount credited to the Shortfall Balance on the date hereof shall be $2,142,887 (the "Shortfall Amount"), which represents the amount by which an agreed upon target Cumulative EBITDA for the MainStay Suites hotels subject to the MainStay Quota (excluding the Put Call Properties) for the period from October 1, 1996 through December 31, 1999 exceeds the actual Cumulative EBITDA for such period.

          (i) For each year beginning January 1, 2001 until the Shortfall Freeze Date (as defined below), the Shortfall Balance shall be adjusted (an "Adjustment") by 50% of the amount, if any, by which the Target Cumulative EBITDA (as set forth on Appendix IV) for the preceding year exceeds the
                             -----------
     actual Cumulative EBITDA for the MainStay Suites Hotels subject to the MainStay Quota (exclusive of the Put Call Properties) for such year as finally determined pursuant to clause (j) below. Each year, on or prior to February 15 of such year, Realco shall determine the actual Cumulative EBITDA for the preceding year in a manner consistent with the calculation of the Target Cumulative EBITDA and whether an Adjustment is warranted and shall deliver written notice thereof to Franchising together with the monthly operating statements for each applicable hotel. From and after the earlier of February 28, 2010 and the first year in which no Adjustment is required pursuant to this clause (h) (the "Shortfall Freeze Date"), no further Adjustments shall be determined pursuant to this paragraph and the Shortfall Balance shall thereafter never be increased.

          (j) The Shortfall Balance, if any, shall be applied by Realco as a credit against royalty, reservation and marketing fees ("Fees") payable to Franchising as follows:

                (1) First, to Fees payable pursuant to the franchise agreements related to the MainStay Suites Hotels subject to the MainStay Quota for each month prior to the tenth anniversary of the date of each such franchise agreement. The Fee credit shall be applied no later than the fifteenth day of each month against Fees payable as of the last day of the preceding month; and

                (2) Second, to Fees payable pursuant to franchise agreements for MainStay Suite Hotels other than those referred to in (i)(1) above or for any brand developed by Franchising after the date hereof. The Fee credit shall be applied no later than the fifteenth day of each month against Fees payable as of the last day of the preceding month.

     The Shortfall Balance shall immediately be reduced by the amounts used as Fee credits pursuant to this section. Any remainder of the Shortfall Balance shall carry forward until used.

          (k) Franchising or its representatives shall have the right to review and audit the books and records of Realco for the purposes of determining the Shortfall Amount and the Fees payable in any particular month. If Franchising agrees with the Shortfall Amount determined by Realco, then that amount shall be deemed finally determined. In the event Franchising disagrees with the Shortfall Amount or the Fees payable as determined by Realco, then Franchising shall so notify Realco in writing within 10 days of receipt of notice from Realco of the Shortfall Amount. If Franchising and Realco are unable to agree in good faith by the tenth day of any month, then Franchising shall, within 10 days from its delivery of the notice to Realco, retain a firm of independent accountants to determine the Shortfall Amount and/or the Fees payable. The accountant shall deliver its determination no later than the last day of such month. The cost of such accountants shall be borne by Franchising unless the accountant's determination of the Shortfall Amount and/or Fees payable deviates by 5% or more from the amount determined by Realco, in which case Realco shall bear the cost. If Franchising and Realco agree with the accountants determination of the Shortfall Amount and/or the Fees payable, then that amount shall be deemed finally determined. If Franchising or Realco disagree with the accountants determination, then the parties shall settle the disagreement and the Shortfall Amount and/or the Fees payable shall be finally determined in accordance with the dispute resolution mechanism set forth in the Strategic Alliance Agreement, as amended. Realco agrees that it shall cooperate with

     Franchising and the accountant and provide them reasonable access to its books records and employees in connection with their review of the Shortfall Amount and/or the Fees payable.

          Section 1.8.  Elimination of Right to First Refusal in Franchising
                        ----------------------------------------------------
Agreements.  Notwithstanding anything contained in any franchising agreements
----------
entered into prior to, on or after the date hereof by and between Choice and Sunburst (or any of their respective predecessors or affiliates), the provision regarding the right of first refusal contained in each franchising agreement is hereby deleted in its entirety.

                                  ARTICLE TWO

                            AMENDMENTS TO TERM NOTE

          Section 2.1.  Definitions.  Any defined term used within this Article
                        -----------
Two and not defined within this Agreement shall have the meaning ascribed to such term in the Term Note (as amended).

          Section 2.2.  Asset Sale Proceeds.  Section 1.6 of the Term Note is
                        -------------------
hereby amended by deleting the section in its entirety and replacing it with the following:

          Within fourteen (14) calendar days after the consummation of an Asset Sale involving the Put Call Properties, the Payor will pay to the Payee by wire transfer to the bank account designated by the Payee such aggregate principal amount of this Note as equals one hundred percent (100%) of the Asset Sale Proceeds.

          Section 2.3.  Event of Default.  Section 2 of the Term Note is hereby
                        ----------------
amended by adding the following after paragraph 2(e):

          (f) A Change of Control of the Payor. For purposes of this paragraph, a "Change of Control" shall mean:

          1. Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than (i) the Payor,
     (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Payor, (iii) any corporations owned, directly or indirectly, by the stockholders of the Payor in substantially the same proportions as their ownership of stock of the Payor, or(iv) Stewart Bainum, his wife, their lineal descendants and their spouses (so long as they remain spouses) and the estate of any of the foregoing persons, and any partnership, trust, corporation or other entity to the extent shares of common stock (or their equivalent) are considered to be beneficially owned by any of the persons or estates referred to in the foregoing provisions of this subsection or any transferee thereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act)), directly or indirectly, of securities of the Payor representing 20% or more of the combined voting power of the Payor's then outstanding voting securities.

          2. Individuals constituting the Board of Directors of the Payor on the date of this Agreement and the successors of such individuals ("Continuing Directors") cease to constitute a majority of the Board. For this purpose, a director shall be a successor if and only if he or she was nominated by a Board (or a Nominating Committee thereof) on which individuals constituting the Board on February 29, 2000 and their successors (determined by prior application of this sentence) constituted a majority;

          3. The stockholders of the Payor approve a plan of merger or consolidation ("Combination") with any other corporation or legal person, other than a Combination which would result in stockholders of the Payor immediately prior to the Combination owning, immediately thereafter, more than sixty-five percent (65%) of the combined voting power of either the surviving entity or the entity owning directly or indirectly all of the common stock, or its equivalent, of the surviving entity; provided, how-ever, that if stockholder approval is not required for such Combination, the Change in Control shall occur upon the consummation of such Combination;

          4. The Payor or an affiliate of the Payor engages in a "Rule 13e-3 transaction" as defined in the Securities and Exchange Act of 1934, as amended.

          5. The stockholders of the Payor approve a plan of liquidation of the Payor or an agreement for the sale or disposition (including through a sale/leaseback) by the Payor of more than 50% of the Payor's stock and/or assets, or accept a tender offer for more than 50% of the Payor's stock (or any transaction having a similar effect); provided, however, that if stockholder approval is not required for such transaction, the Change in Control shall occur upon consummation of such transaction.

          Section 2 shall be further amended by adding the following paragraph immediately preceding the last paragraph of Section 2:

          If an Event of Default specified in Section 2(f) shall have occurred and be continuing, Payee may, at its option, by written notice to Payor and to Chase, declare the entire principal amount of this Note and the interest accrued thereon to be due and payable.

          Section 2.4.  Representation of Payor.   Section 6 of the Term Note is
                        -----------------------
amended by adding the following new provision:

          6.10.  Representation and Warranty of Payor.  The Payor hereby
                 ------------------------------------
     represents and warrants that the Lenders have consented to and approved the amendments to the Note contained in the Omnibus Amendment Agreement dated December 28, 1998 (as amended herein) and the Second Omnibus Amendment Agreement dated February 29, 2000. The Payor further represents and warrants that the Lenders have waived any default or event of default under the Credit Agreement or any other Senior Debt Document that may arise as a result of any payment under this Note in accordance with its terms, including without limitation pursuant to Section 1.6 hereof.

         Section 2.5.  Covenant of Payor.  Section 3.2 of the Term Note is
                        -----------------
amended by adding the following new provision:

         Payor further covenants and agrees that for so long as any indebtedness evidenced by this Note remains outstanding, Payor will not, without the written consent of Payee, enter into any agreement that restricts or prohibits any payment by Payor to Payee under the terms of this Note.

                                 ARTICLE THREE

                            NONCOMPETITION AGREEMENT


          Section 3.1.  Termination.  The Noncompetition Agreement is hereby
                        -----------
terminated and shall from and after the date hereof be of no further force or effect.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS


          Section 4.1.  Conflicts.  In the event of any conflict between the
                        ---------
terms of this Agreement and the terms of the Strategic Alliance Agreement, any franchising agreement entered into by and between Choice and Sunburst referred to in this Agreement, the Term Note, the Noncompetition Agreement, the First Omnibus Amendment Agreement and any other documents related thereto and executed by one or more parties hereto in connection with any of the aforementioned agreements, the terms and provisions of this Agreement shall control.

          Section 4.2.  Agreements Remain in Effect.  The Strategic Alliance
                        ---------------------------
Agreement, any franchising agreement en-tered into by and between Choice and Sunburst referred to in this Agreement, the First Omnibus Amendment Agreement and the Term Note shall remain fully effective and are changed only as specifically provided herein and shall bind the parties to each in all respects as originally contemplated.

          Section 4.3.  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, all of which taken together shall constitute one instrument.

          Section 4.4.   Board Approval.  This Agreement has been approved by
                         --------------
the Board of Directors of both Choice and Sunburst.

          IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first written above.


CHOICE HOTELS INTERNATIONAL, INC.

    /S/ Joseph M. Squeri
--------------------------
Name: Joseph M. Squeri
Title: Senior Vice President



SUNBURST HOSPITALITY CORPORATION

    /s/ Donald J. Landry
----------------------------
Name: Donald J. Landry
Title: President